TIB FINANCIAL CORP. EMPLOYEE STOCK OWNERSHIP
PLAN WITH 401(k) PROVISIONS

EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106092 on Form S-8 of TIB Financial Corp. Employee Stock Ownership Plan With 401(k) Provisions of our report dated June 23, 2005, appearing in this Annual Report on Form 11-K of TIB Financial Corp. Employee Stock Ownership Plan With 401(k) Provisions for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Ft. Lauderdale, Florida
June 27, 2005